Exhibit 99.1

Jensyn Acquisition Corp. Announces Termination of Over-Allotment Option and Common Stock, Rights and Warrants to Commence Separate Trading on or about April 25, 2016

Freehold, N.J.— April 21, 2016 —(PRNewswire)-Jensyn Acquisition Corp. (NASDAQ:JSYNU) (“Jensyn Acquisition” or the “Company”), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, today announced that the underwriters for the Company's initial public offering have terminated their over-allotment option. The initial public offering generated total gross proceeds of approximately $39 million to the Company.

Chardan Capital Markets, LLC served as the sole book-running manager for the initial public offering, with Maxim Group LLC Co. Inc. as co-manager.

In addition, the Company announced today that holders of the Company's units may elect to separately trade the common stock, rights and warrants included in such units commencing on or about April 25, 2016.

The common stock, rights and warrants will trade on the NASDAQ Capital Market ("NASDAQ") under the symbols JSYNC, JSYNR and JSYNW, respectively. Units not separated will continue to trade on NASDAQ under the symbol JSYNU.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on March 2, 2016. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus relating to the offering may be obtained from Chardan Capital Markets, LLC, 17 State Street, Suite 1600, New York, NY 10004, Attn: Prospectus Department, 646-465-9000.

About Jensyn Acquisition Corp.

Jensyn Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a target business will not be limited to a particular industry or geographic region, although it intends to focus efforts on seeking a business combination with a company or companies operating in the information technology consulting industry.

Forward-Looking Statements

This press release includes “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Jensyn Acquisition management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the Risk Factors section of Jensyn Acquisition's registration statement and prospectus for its offering filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contact:

Jeffrey Raymond

President and Chief Executive Officer

Jensyn Acquisition Corp.

+1 (888) 536-7965

jeff.raymond@jensyn.com

www.jensyn.com